UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 29, 2004

LSI LOGIC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-11674	94-2712976

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

1621 Barber Lane
Milpitas, California 95035

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:

(408) 433-8000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

     On July 29, 2004, LSI Logic Corporation (“LSI Logic” or the “Company”) and its subsidiary, Engenio Information Technologies, Inc. (“Engenio”), issued a press release announcing the postponement of Engenio’s initial public offering of its common stock due to present market conditions. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 99.1 Press Release issued July 29, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION a Delaware Corporation
Dated: July 30, 2004	By:	/s/ David G. Pursel
David G. Pursel
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release issued July 29, 2004.